EXHIBIT 5


                               ROBERT BRANTL, ESQ.
                                322 Fourth Street
                               Brooklyn, NY 11215
                                  718-768-6045

January 22, 2002

Universal Express, Inc.
1230 Avenue of the Americas
Suite 771
New York, NY 10020

Gentlemen:

With reference to the Registration Statement on Form S-8 which Universal Express, Inc. proposes to file with the Securities and Exchange Commission registering 20,000,000 common shares which may be offered and sold by Universal Express, Inc. under the 2002 Stock Ownership Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.


                                             Yours,


                                             /S/ ROBERT BRANTL
                                             --------------------------
                                                Robert Brantl

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